UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 24, 2021

UNITY SOFTWARE INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39497	27-0334803
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
30 3rd Street
San Francisco, California 94103‑3104
(Address, including zip code, of principal executive offices)
(415) 539‑3162
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.000005 par value	U	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 24, 2021, Unity Software Inc. (the “Company”) entered into a Separation Agreement (the “Separation Agreement”) with Kimberly Jabal, its Senior Vice President and Chief Financial Officer, in connection with her departure from the Company. The Separation Agreement provides that Ms. Jabal will serve as an advisor during her previously disclosed transition from her position as our Senior Vice President and Chief Financial Officer on April 2, 2021 through her departure on May 14, 2021 (the “Separation Date”). The Separation Agreement further provides that in exchange for her continued employment as an advisor through the Separation Date and a release of claims, the Company will provide Ms. Jabal: a lump sum cash payment of $293,125, which represents the sum of six months of her base salary and 100% of her target bonus for six months of 2021; acceleration of the vesting of her options to purchase the Company’s common stock under the Company’s 2009 Stock Plan and 2019 Stock Plan, respectively (the “Options”), such that Ms. Jabal will be deemed vested in the Options as if she had she remained employed through January 5, 2022; an extension of the post-termination exercise period for the vested shares subject to the nonqualified Options to a period of five years from May 14, 2021; acceleration of restricted stock units such that Ms. Jabal will be deemed vested in the RSUs as if she had remained employed through January 5, 2022; and monthly employer contributions to provide health insurance to Ms. Jabal and her dependents through November 30, 2021. Ms. Jabal’s departure is not the result of any disagreement with the Company on any matter relating to the Company’s financial operations, policies or practices.
The foregoing description of the Separation Agreement with Ms. Jabal is qualified in its entirety by reference to the Separation Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.
Item 9.01    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description of Exhibit
10.1	Separation Agreement between Unity Technologies SF and Kimberly Jabal dated March 24, 2021.
104	Cover Page Interactive Data File (embedded within the inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITY SOFTWARE INC.

Date: March 30, 2021	By:	/s/ John Riccitiello
John Riccitiello
Chief Executive Officer